Exhibit 10.1

Supplemental Agreement to the Investment Agreement

This Supplemental Agreement is entered into by the following parties on May 31, 2026:

1.	Party A: Guangzhou Yinlian Culture Co., Ltd., registered address: Room Z345, 17th Floor, Building A, No. 298 Yanjiang Middle Road, Yuexiu District, Guangzhou (hereinafter referred to as the “Company”);

2.	Party B: FiEE (HK) Limited, office address: Unit A1, 29/F, Block A, TML Tower, 3 Hoi Shing Road, Tsuen Wan, Hong Kong (hereinafter referred to as “FiEE” or the “Investor”);

(In this Supplemental Agreement, each of the above parties is individually referred to as a “Party” and collectively as the “Parties”.)

Whereas:

1.	Pursuant to the Investment Agreement signed on March 23, 2026 by and among the Company, Guangzhou Maiyatang Culture Communication Co., Ltd., Guangzhou Qingniao Culture Co., Ltd., Shenzhen Yaojin Creative Media Co., Ltd., Cai Yuanyao, Zhang Dingcheng, Zhang Rong, and FiEE (hereinafter referred to as the “Original Agreement”), the Investor shall make an investment in the Company, subject to the Company’s satisfaction of the conditions precedent to closing.

2.	The Parties wish to further supplement the terms under the Original Agreement. After mutual consultation, the Parties hereby agree to enter into this Supplemental Agreement to the Investment Agreement (hereinafter referred to as this “Supplemental Agreement”) on the following terms:

Article 1

FiEE agrees to waive the Company’s obligation under Item 12 of the conditions precedent to the first closing set forth in Clause 3.2.1 of the Original Agreement, namely, “the Company has opened a foreign exchange capital account capable of receiving the capital increase payment, and has notified FiEE in writing of the information of such foreign exchange capital account.” For the avoidance of doubt, the above waiver only waives such obligation as a “condition precedent to the first closing”; that is, the Company is not required to complete the opening of the foreign exchange capital account before the first closing.

After completion of the first closing, the Company shall still open a foreign exchange capital account capable of receiving the capital increase payment in accordance with applicable laws and regulations.

Article 2

The Parties unanimously agree that Clause 3.1.1 of the Original Agreement, which provides that “the Parties shall proceed with the first closing within five (5) working days from the date on which the conditions precedent to the first closing specified in Clause 3.2 of this Agreement are satisfied or the Investor independently decides in writing to waive or abandon such conditions (the “First Closing”, and the date of closing shall be the “First Closing Date”)”, shall be amended to read: “the Parties shall proceed with the first closing on the date on which the conditions precedent to the first closing specified in Clause 3.2 of this Agreement are satisfied or the Investor independently decides in writing to waive or abandon such conditions (the “First Closing”, and the date of closing shall be the “First Closing Date”)”. Accordingly, the signing date of this Supplemental Agreement shall be the First Closing Date.

Article 3

Based on the provisions of Article 1 and Article 2 of this Supplemental Agreement, the Parties further agree that Paragraph 1 of Clause 3.1.2 of the Original Agreement, which provides that “FiEE shall, after the first closing and within seven (7) working days from the signing date of this Agreement, pay the investment amount of RMB 354,807 (or USD 51,000 equivalent) to the bank account designated by the Company”, shall be amended to read: “FiEE shall, within seven (7) working days from the date on which the Company opens the foreign exchange capital account, pay the investment amount of RMB 354,807 (or USD 51,000 equivalent) to the bank account designated by the Company.”

Article 4

This Supplemental Agreement supplements the Original Agreement, and the terms of the Original Agreement shall remain valid. Matters not agreed upon in the Original Agreement, or where the provisions of the Original Agreement are inconsistent with this Supplemental Agreement, shall be governed by this Supplemental Agreement. If the Original Agreement becomes invalid, is terminated, or is rescinded, this Supplemental Agreement shall become invalid, terminate, or be rescinded at the same time.

Article 5

This Supplemental Agreement shall take effect from the date of signature by the Parties. This Supplemental Agreement is executed in two (2) counterparts, each of which shall have the same legal effect, and each Party shall hold one (1) counterpart.

Article 6

The formation, performance, interpretation, amendment, and dispute resolution of this Supplemental Agreement shall be governed by the laws of the People’s Republic of China. If any dispute arises among the Parties in connection with the execution or performance of this Supplemental Agreement, the Parties shall resolve it through friendly consultation. If no agreement can be reached through consultation, any Party may apply to the Shanghai Arbitration Commission for arbitration.

(No text below on this page; signature page follows.)

This Supplemental Agreement to the Investment Agreement is executed by the Parties on the date stated in the preamble as evidence thereof:

Party A: Guangzhou Yinlian Culture Co., Ltd.

/s/ Yang Kai
Authorized Signatory

Party B: FiEE (HK) Limited

/s/ Li Wai Chung
Authorized Signatory

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